Exhibit 99.3

RESIGNATION
AS DIRECTOR, OFFICER AND SECRETARY

TO: THE BOARD OF DIRECTORS OF GLOBAL 8 ENVIROMENTAL TECHNOLOGIES, INC. (the “Company”)

I, CHAD BURBACK do hereby resign as an officer, director and as the Secretary of the Company, effective immediately. I also hereby resign as officer and/or director of any subsidiary company associated with the Company.

October 19, 2009

/s/ Chad Burback
CHAD BURBACK

October 19, 2009
Date: